EXHIBIT 99.5

                            RYDER TRUCK RENTAL, INC.
                             (a Florida Corporation)

              ANNUAL OFFICER'S CERTIFICATE OF ADMINISTRATIVE AGENT

         I, W. Daniel Susik, the duly elected Vice President & Treasurer of Ryder Truck Rental, Inc., a Florida corporation (the "Company"), as Administrative Agent, do hereby certify, pursuant to SECTION 2.12 of the 1999-A Administration Supplement dated as of October 1, 1999 to the Basic Administration Agreement, that I have made or supervised a review of the activities of the Administrative Agent during the period from the creation of the 1999-A SUBI through December 31, 1999, with a view to determining whether during such period an Administrative Agent Default has occurred and, to the best of my knowledge, no such Administrative Agent Default has occurred under the Administration Agreement.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in that certain second amended and restated trust agreement, dated as of February 1, 1998 (the "Origination Trust Agreement"), among Ryder Truck Rental I LP and Ryder Truck Rental II LP, as grantors and initial beneficiaries, the Company, as administrative agent, RTRT, Inc., as trustee, Delaware Trust Capital Management, Inc., as Delaware trustee, and U.S. Bank National Association, as trust agent, as supplemented by that certain 1999-A Origination Trust Supplement thereto, dated as of October 1, 1999, among the parties to the Origination Trust Agreement, and in the Basic Administration Agreement dated as of February 1, 1998, among Ryder Truck Rental I LP and Ryder Truck Rental II LP, the Company, as administrative agent and maintenance provider and Ryder Truck Rental LT, as supplemented by that certain 1999-A supplement thereto, dated as of October 1, 1999, among the parties to the Basic Administration Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this 9th day of March, 2000.

                                                     /s/ W. Daniel Susik
                                                     -----------------------
                                                     W. Daniel Susik
                                                     Vice President & Treasurer
                                                     Ryder Truck Rental, Inc.